                                                              EXHIBIT 10.47




                                    TERM NOTE

Nashville, Tennessee                                  $15,000,000.00
September 2, 1999

         FOR VALUE RECEIVED, TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A., a national bank (the "Lender"), at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of up to Fifteen Million and no/100 Dollars ($15,000,000.00) together with interest from the date hereof on the unpaid principal balance outstanding, from time to time hereon computed at a variable rate of interest equal to 75 basis points above the 30 Day LIBOR Rate. As used herein, the 30-Day LIBOR Rate means the 30-day LIBOR Rate depicted in Lender's Fund Management, Cost of Funds Report published each Business Day for Lender by Telerate, Inc. The interest rate hereunder shall be calculated based upon a year of 360 days for the actual number of days elapsed.

         This Note shall be payable as follows: on the 2nd day of November, 1999 this Note shall mature and the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all then accrued interest.

         This Note may be prepaid in whole or in part without penalty or premium.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         Following any default in payment of principal or interest, the outstanding principal and unpaid interest shall bear interest at the Default Rate (as such term is defined in that certain Loan Agreement executed by Borrower and Lender dated June 30, 1998) until such default is cured or waived. In case of suit, or if this obligation is placed in an attorney's hands for collection or to protect the Lender's rights or security under this agreement, the undersigned Borrower will pay all costs of collection and litigation, including a reasonable attorney's fee.

         Subject to any applicable notice and cure periods contained in that certain Loan Agreement executed by Borrower and Lender dated June 30, 1998, together with any amendments thereto (the "Loan Agreement"), upon the occurrence of an Event of Default as defined in the Loan Agreement or upon the failure of the Borrower to comply with its agreements as contained herein, the Lender may declare all principal and interest outstanding hereunder to be due, payable and collectible then or thereafter, without notice, as the holder may elect, regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right or waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         Executed as of the 2nd day of September, 1999.



                                    BORROWER:


                                    TRACTOR SUPPLY COMPANY


                                    By: /s/ Joseph H. Scarlett, Jr.
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                                    Title: Chairman
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